SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934






       Date of Report (Date of earliest event reported): September 2, 1999



                             WARRANTECH CORPORATION
             (Exact name of registrant as specified in its charter)


      Delaware                    0-13084                    13-3178732
(State or other juris-     (Commission File Number)         (IRS Employer
 diction of incorporation)                                Identification No.)



300 Atlantic Street, Stamford, CT                                      06901
(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code  (203) 975-1100




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Item 5.    Other Events.


     Pursuant to a decision by a Nasdaq Listing Qualifications Panel (the "Panel"), Warrantech Corporation's (the "Registrant") common stock (the "Stock") was delisted from the Nasdaq Stock Market effective as of the close of business on September 2, 1999, due to the delay in the filing of the Registrant's Form 10-K for the fiscal year ended March 31, 1999. The Company has filed an appeal with the Nasdaq Listing and Hearing Review Council (the "Review Council") to review the Panel's decision. During the review period, the Company's Stock will be traded over the counter. The Company's day-to-day operations will not be affected by the delisting.

     As previously announced, the Company has not been able to file its financial statements to the Form 10-K for the fiscal year ended March 31, 1999 (the "Financial Statements to the 1999 10-K") because, shortly before the filing date, the Company's former independent accountant, Ernst & Young LLP ("Ernst & Young") had raised an issue concerning the Company's current revenue recognition policy. The accounting policy that Ernst & Young questioned has been followed by the Company for the past eight years; additionally, in 1991, the Company had sought - and received - confirmation from the staff of the Securities and Exchange Commission (the "SEC") and the Financial Accounting Standards Board that its accounting policy was correct. Each of the Company's previous independent accountants have issued unqualified opinions with respect to the Company's financial statements. The Company's current independent accountant, which has replaced Ernst & Young, has advised the Company that it firmly believes that the policy followed by the Company is still correct. The Company intends to vigorously pursue legal action against Ernst & Young with respect to Ernst & Young's actions described above.

     As a result of these events, the Company has decided, once again, to confirm its current accounting policy with the SEC. Once the Company receives the SEC's position on its accounting policy, the Company will shortly thereafter file the Financial Statements to the 1999 10-K.

     If the result of the review by the Review Council is favorable to the Company, then the Company's Stock will resume trading on the Nasdaq National Market. If the review is not favorable, then the Company will seek the further review of the listing issue by the SEC and the courts. The Company firmly believes that its current accounting policy is the industry standard and correctly reflects its financial condition. The Company intends to pursue all legal remedies to assure that its current accounting policy is upheld. If the SEC determines that the Company must change its current revenue recognition policy, then the Company will consider restructuring its business model to avoid the impact on its financial statements.

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

     Predicated on present circumstances, the Board of Directors of the Company (the "Board") has given authorization to the Company to repurchase up to $1.5 million of the Company's Stock. The Board is convinced that the Company's core business is sound and that the current market price of the Company's Stock resulting from recent events does not reflect the fair value of its Stock.

     The Company, through its subsidiaries, administers and markets service contracts and after-market warranties on automobiles, automotive components, recreational vehicles, appliances, consumer electronics, computer and computer peripherals for retailers, distributors and manufacturers. The Company continues to expand its domestic and global penetration, and now provides its services in the United States, Canada, Mexico, the United Kingdom, Puerto Rico and Latin America.

     "Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995

     This Form 8-K contains forward-looking statements that are subject to risks and uncertainties. While the Company believes that its core operations will not be affected by the removal of the Stock from the Nasdaq National Market, there are risks that confidence in the Company by its vendors, business partners or employees may be negatively affected by the change in the Company's reported results or the delisting of the Company's Stock, all of which could have an impact on the Company's operations. Additionally, if the SEC determines that the Company's current revenue recognition policy must be changed, then it is likely that the Company's reported net equity will be materially adversely affected which, in turn, would be a potential further basis for preventing the Company's Stock from being relisted on the Nasdaq National Market and could also affect its business relationships. These risks could cause the Company's actual results for the current fiscal year and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.


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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               WARRANTECH CORPORATION



Date:  September 10, 1999                      By:
                                                  --------------------------
                                               Name: Richard F. Gavino
                                               Title:   Chief Financial Office

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